Exhibit 99.1

ZS Pharma Announces FDA Acceptance of ZS-9 New Drug Application

- PDUFA date May 26, 2016 -

Redwood City, Calif. – July 29, 2015 – ZS Pharma, Inc. (Nasdaq: ZSPH), today announced that its New Drug Application (NDA) for ZS-9 (sodium zirconium cyclosilicate) for the treatment of hyperkalemia, has been accepted for filing by the United States Food and Drug Administration (FDA).

We have been informed that the Prescription Drug User Fee Act (PDUFA) goal date for a decision by the FDA is May 26, 2016.

“Hyperkalemia is a serious condition with few treatment options and ZS-9 could be the first selective agent approved for the treatment of this condition. The acceptance of the NDA is an important step toward making ZS-9 potentially available to patients with hyperkalemia,” said Robert Alexander, Ph.D., Chief Executive Officer of ZS Pharma.

About ZS-9 (sodium zirconium cyclosilicate)

ZS-9 is an insoluble, non-absorbed zirconium silicate with a clearly defined three-dimensional crystalline lattice structure that was designed to preferentially trap potassium ions. The unique potassium selectivity of ZS-9 enables high in-vitro binding capacity for potassium ions even in the presence of other competing ions. ZS-9 has been studied in three double-blind, placebo controlled trials and in two ongoing 12 month open label studies in patients with hyperkalemia which represents over 1,600 patients treated with ZS-9. ZS-9 is an investigational product that is not approved for any indication in any market.

About Hyperkalemia

Hyperkalemia, or higher than normal potassium levels (typically defined as a serum potassium level > 5 mEq/L), is a life-threatening metabolic condition that can lead to cardiac arrhythmia and sudden cardiac death. Hyperkalemia is characterized by abnormally high concentrations of potassium in the blood resulting from the inability of the kidneys to excrete potassium, impairment of mechanisms that transport potassium into cells, or a combination of both factors. The causes of hyperkalemia vary but the most common are chronic kidney disease (CKD), diabetes, heart failure (HF) and side effects from cardio-renal protective drug therapy, such as renin angiotensin aldosterone system (RAAS) inhibitors.

About ZS Pharma

ZS Pharma is a publicly-traded (Nasdaq: ZSPH), biopharmaceutical company with offices in Redwood City, California and Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9 (sodium zirconium cyclosilicate), is an investigational treatment for hyperkalemia that has been submitted to the FDA for potential approval for the treatment of hyperkalemia. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases. Additional information about ZS Pharma is available at www.zspharma.com.

Forward-Looking Statements

ZS Pharma cautions you that this press release contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about: our expectations regarding the timing of the review of an NDA by the FDA, submitting an MAA to the EMA, the likelihood of regulatory approval of ZS-9, our expectations regarding our ability to successfully commercialize ZS-9, if approved, estimates of our expenses, future revenue, capital requirements and needs for additional financing, our ability to produce ZS-9 in commercial quantities in higher capacity reactors, the initiation, timing, progress and results of future nonclinical studies, clinical trials and research and development programs, and our financial performance. Any forward looking statements in this press release are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this press release may turn out to be inaccurate. Factors that may cause actual results to differ materially from expectations include, among other things, those listed under Part I, Item 1A. Risk Factors in ZS Pharma’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission May 11, 2015 and its other reports, which are available from the SEC’s website (http://www.sec.gov) and on ZS Pharma’s website (http://www.zspharma.com) under the heading “Investors”. All forward-looking statements are qualified in their entirety by this cautionary statement and speak only as of the date of this press release. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks described in the reports we will file from time to time with the SEC after the date of this press release.

Investor & Media Contact

Jeffrey Farrow

ZS Pharma

650.458.4100

jfarrow@zspharma.com

Source: ZS Pharma

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